Exhibit 99
[LIBERTY CORPORATION LETTERHEAD]
For further information: Howard Schrott, 864-241-5400
LIBERTY SHAREHOLDERS APPROVE PROPOSED
MERGER WITH RAYCOM
Greenville, SC (December 6, 2005) – The Liberty Corporation (NYSE:LC) today announced that its shareholders have approved the proposed merger of Liberty with Raycom Media, Inc. The merger remains subject to the approval of the Federal Communications Commission and other customary closing conditions. Upon completion of the merger, each issued and outstanding share of Liberty’s common stock will be converted into the right to receive $47.35 in cash.
     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX).
     For further information about Liberty, visit the corporate website, http://www.libertycorp.com.
Forward-Looking Statement
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words “expect,” “believe,” “anticipate” or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.
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